Exhibit 3.113

STATE OF INDIANA

OFFICE OF THE SECRETARY OF STATE

CERTIFICATE OF ORGANIZATION

OF SUGAR CAMP COAL, LLC

I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Articles of Organization of the above limited liability company have been presented to me at ray office accompanied by the fees prescribed by law and that I have found such Articles conform to the provisions of the Indiana Business Flexibility Act, as amended.

NOW, THEREFONE, I hereby issue to such limited liability company this Certificate of Organization, and further certify that its existence will begin September 22, 1997.

In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Twenty-second day of September, 1997.

Deputy

APPROVED AND FILED IND. SECRETARY OF STATE

ARTICLES OF ORGANIZATION

OF

SUGAR CAMP COAL, LLC

The undersigned organizers desiring to form a limited liability company under the Indiana Business Flexibility Act (IC §23-18, et seq.) execute and adopt the following Articles of Organization for such limited liability company (“Company”).

ARTICLE I

Name

The name of the Company formed hereby is Sugar Camp Coal, LLC.

ARTICLE II

Registered Office; Registered Agent

The street address of the initial registered office of the Company is 414 South Fares Avenue, Evansville, Indiana 47714, and the name of the initial registered agent at such address is Daniel S. Hermann.

ARTICLE III

Principal Place of Business

The principal office of the Company shall initially be at 201-B North Main St., Henderson, Kentucky 42420. The principal office may hereafter from time to time be moved to such other place as may be designated by the Membership Committee.

ARTICLE IV

Duration

The duration of the Company is perpetual, or until liquidation in accordance with the terms of the operating agreement for the Company or as required by the Indiana Business Flexibility Act.

ARTICLE V

Purposes

The purposes of the Company are limited to the following coal-related purposes:

(a) The acquisition of coal reserves in the Project Area specified in the operating agreement;

(b) The development and conduct of mining, processing and shipping operations relative to the acquired coal reserves, either directly with employees of the Company or through contract miners;

(c) The permitting and bonding (either directly or through one of its Members) of all coal mining, processing and shipping operations on or relating to the acquired coal reserves and the completion of reclamation obligations relative to the coal mining, processing or shipping operations conducted on or relating to the acquired coal reserves;

(d) The purchasing, selling, brokering, processing and/or shipping of coal from whatever source in the Project Area;

(e) The acquisition of existing businesses, operating solely in the Project Area, relating to the mining, processing, selling or shipping of coal;

(f) To employ personnel necessary for the conduct of the business of the Company;

(g) The investment of the income earned by the Company prior to distribution to the Members;

(h) The borrowing of money, the leasing of assets and/or the granting of liens and security interests in assets of the Company; and

(i) All other activities necessary, appropriate, incidental or desirable in connection with the foregoing, or otherwise contemplated in the operating agreement.

The purposes of the Company shall not be extended, by implication or otherwise, beyond the purposes set forth in these Articles of Organization or the operating agreement of the Company without the approval of the Members.

ARTICLE VI

Members

The name and addresses of the Members are as follows:

Black Beauty Coal Company

414 South Fares Ave.

Evansville, Indiana 47714

Attention: Steven E. Chancellor

SCC Holding, LLC

P.O. Box 755

201-B North Main St.

Henderson, Kentucky 42420

Attention: Larry Finley

ARTICLE Vll

Additional Members

The Company may admit additional members at such time and on such terms and conditions as provided in the operating agreement of the Company and as specified by the existing Members and only upon the unanimous written consent of all existing Members.

IN WITNESS WHEREOF, the undersigned, being the organizers of the Company, execute these Articles of Organization and certify to the truth of the facts herein stated, this 6th day of September, 1997.

BLACK BEAUTY COAL COMPANY

By:	/s/ Steven A. Chancellor
Its:	Vice President

SCC HOLDING LLC

By:	/s/ Larry Finley
Its:	[ILLEGIBLE]

This Instrument Prepared By Nicholas R. Glancy, 3120 Wall Street, Suite 310, Lexington, Kentucky 40503 (606) 223-1500

State of Indiana

Office of the Secretary of State

CERTIFICATE OF MERGER

of

SUGAR CAMP COAL, LLC

I, SUE ANNE GELROY, Secretary of State of Indiana, hereby certify that Articles of Merger of the above Domestic Limited Liability Company (LLC) have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Flexibility Act.

The following non-surviving entity(s):

ARCLAR COMPANY, L.L.C.

a(n) Domestic Limited Liability Company (LLC)

BLACK BEAUTY ILLINOIS, L.L.C.

a(n) Domestic Limited Liability Company (LLC)

merged with and into the surviving entity:

SUGAR CAMP COAL, LLC

The name following said transaction will be:

ARCLAR COMPANY, LLC

NOW, THEREFORE, with this document I certify that said transaction will become effective Tuesday, January 01, 2002.

In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, December 26,2001.
/s/ Sue Anne Gilroy
SUE ANNE GILROY, SECRETARY OF STATE

1997091311 /2001 122632644

Certification Number: 2011101340115

The Indiana Secretary of State filing certifies that this copy is on file in this office.

ARTICLES OF MERGER

OF

BLACK BEAUTY ILLINOIS, L.L.C. AND ARCLAR COMPANY, L.L.C. (collectively, the

“NON-SURVIVING LLC’s”) INTO SUGAR CAMP COAL, LLC (“SURVIVING LLC”)

AND 199709131l

ARTICLES OF AMENDMENT CHANGING NAME TO

ARCLAR COMPANY, LLC

Pursuant to I.C. 23-18-7-1 et seq. and in compliance with the relevant requirements of the Indiana Code, the above-referenced limited liability companies, desiring to effect a merger, hereby set forth and represent the following:

ARTICLE I

Surviving Entity

A. Name. The name of the limited liability company surviving the merger is:

SUGAR CAMP COAL, LLC

B. Organization and Domicile. The Surviving LLC is a domestic Indiana limited liability company organized on September 22, 1997.

ARTICLE II

Merging Limited Liability Companies

A. Name. The names of the limited liability companies merging with and into the Surviving LLC are:

BLACK BEAUTY ILLINOIS, L.L.C.

ARCLAR COMPANY, L.L.C.

B. Organization and Domicile. Black Beauty Illinois, L.L.C. is a domestic Indiana limited liability company organized on December 8, 1998. Arclar Company, L.L.C. is a domestic Indiana limited liability company organized on December 14, 1998.

The Indiana Secretary of State filing office certifies that this copy is on file in this office.

ARTICLE III

Plan of Merger

A Plan of Merger (“Plan”) was adopted in accordancc with and containing such information as required by the applicable laws of the State of Indiana. A copy of the Plan is attached hereto, marked as Exhibit “A” and made a part hereof,

ARTICLE IV

Authorization

The Plan was duly authorized and approved by each constituent business entity in accordance with I.C. 23-18-7-3. The approving action for the Surviving LLC is as follows:

Member Name	Percentage Interest	Date of Approval of Plan
Black Beauty Coal Company	75%	December 20, 2001
Franks Energy, L.L.C.	25%	December 20, 2001

The approving action for each of the Non-Surviving LLC’s is as follows:

BLACK BEAUTY ILLINOIS, L.L.C.

Member Name	Percentage Interest	Date of Approval of Plan
Sugar Camp Coal, LLC	100%	December 20, 2001

ARCLAR COMPANY, L.L.C.

Member Name	Percentage Interest	Date of Approval of Plan
Sugar Camp Coal, LLC	50%	December 20, 2001
Black Beauty Illinois, L.L.C.	50%	December 20, 2001

ARTICLE V

Effective Date (Merger)

The effective date of these Articles of Merger shall be January 1, 2002.

Certification Number: 2011101340115

The Indiana Secretary of State filing office certifies that this copy is on file in this office.

ARTICLE VI

Amendment of Articles

Article I of the Articles of Organization of Sugar Camp Coal, LLC, the name of the Surviving LLC, is hereby amended as follows:

“ARTICLE I

NAME

The name of the company formed hereby is Arclar Company, LLC.”

The amendment was adopted on December 17, 2001 by Black Beauty Coal Company and Franks Energy, L.L.C., the members of the Surviving LLC, in accordance with the articles of organization and operating agreement of the company and the Indiana Business Flexibility Act.

ARTICLE VII

Effective Date (Amendment)

The effective date of these Articles of Amendment shall be January 1, 2002.

IN WITNESS WHEREOF, the undersigned, being the members of the Surviving LLC, executes these Articles of Merger and Amendment and verifies subject to the penalties of perjury, the statements contained herein are true this 20th day of December, 2001.

BLACK BEAUTY COAL COMPANY

By:	/s/ Daniel S. Hermann
Daniel S. Hermann, President

FRANKS ENERGY, L.L.C.

By:	/s/ Thomas W. Franks
Thomas W. Franks, President

THIS INSTRUMENT WAS PREPARED BY: CHARLES A. COMPTON, ATTORNEY AT LAW, ZIEMER, STAYMAN, WEITZEL & SHOULDERS, LLP, 20 N.W. FIRST STREET, P.O. BOX 916, EVANSVILLE, INDIANA 47706-0916; TELEPHONE: (812) 424-7575.

The Indiana Secretary of State filing office certifies that this copy is on file in this office.

ARTICLE V

Manner and Basis of Converting Ownership Interests

In consideration of the fact that, as of the effective date and time of the merger, the Surviving LLC wholly owns or controls the Merging LLC’s, upon the merger no interest in the Surviving LLC shall be exchanged for the shares of the Merging LLC’s.

ARTICLE VI

Effect on Surviving LLC

The Articles of Organization and the Operating Agreement of the Surviving LLC shall be amended by changing the Surviving LLC’s name from Sugar Camp Coal, LLC to Arclar Company, LLC, while the registered agent and the principal office of the Surviving LLC shall be unchanged upon the merger.

IN WITNESS WHEREOF, the undersigned have executed this Plan of Merger this 20th day of December, 2001.

BLACK BEAUTY ILLINOIS, L.L.C.		ARCLAR COMPANY, L.L.C.

By:	/s/ Thomas W. Franks,	By:	/s/ Thomas W. Franks
	Thomas W. Franks,		Thomas W. Franks, President
Chief Executive Officer

SUGAR CAMP COAL, LLC

By:	/s/ Thomas W. Franks
Thomas W. Franks, Chief Executive Officer

THIS INSTRUMENT WAS PREPARED BY: CHARLES A. COMPTON, ATTORNEY AT LAW, ZIEMER, STAYMAN, WEITZEL & SHOULDERS, LLP, 20 N.W. FIRST STREET, P.O. BOX 916, EVANSVILLE, INDIANA 47706-0916; TELEPHONE; (812) 424-7575.

Certification Number: 2011101340115

State of Indiana

Office of the Secretary of State

CERTIFICATE OF AMENDMENT

of

ARCLAR COMPANY, LLC

I, TODD ROKITA, Secretary of Stale of Indiana, hereby certify that Articles of Amendment of the above Domestic Limited Liability Company (LLC) have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Flexibility Act.

The name following said transaction will be:

PEABODY ARCLAR MINING, LLC

Indiana Secretary of State Packet: 1597091311 Filing Date: 03/02/2010 Effective Date: 03/02/2010

NOW, THEREFORE, with this document I certify that said transaction will become effective Tuesday, March 02,2010.

In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, March 2,2010.
/s/ Todd Rokita
TODD ROKITA, SECRETARY OF STATE